QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
First Regional Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1801 CENTURY PARK EAST
CENTURY CITY, CALIFORNIA 90067

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2008

        NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF FIRST REGIONAL BANCORP (the "Company") that, pursuant to the Bylaws of the Company and the call of its Board of Directors, the 2008 Annual Meeting of Shareholders of First Regional Bancorp will be held in the Board Room of First Regional Bank, 8th Floor, 1801 Century Park East, Century City, California 90067 on Thursday, May 22, 2008, at 11:00 a.m., for the purpose of considering and voting upon the following matters:

  1.
  Election of Directors.    Electing the following four (4) persons to the Board of Directors (Class 2 Directors) to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified.

    Class 2

    Jack A. Sweeney
    H. Anthony Gartshore
    Lawrence J. Sherman
    Fred M. Edwards

  2.
  Other Business.    Transacting such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on March 31, 2008 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors

Thomas E. McCullough, Corporate Secretary First Regional Bancorp

Dated: April 29, 2008

        The Bylaws of the Company provide for the nomination of directors in the following manner:

          "Section 2.11. Nomination of Directors. Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nominations are to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to the nomination of a person to replace a proposed nominee who had died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee."

        YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS OF THE COMPANY'S BOARD OF DIRECTORS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. YOU MAY REVOKE YOUR PROXY PRIOR TO THE TIME IT IS EXERCISED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF YOUR REVOCATION OF YOUR PROXY, OR BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2008

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 2008 Annual Meeting of Shareholders (the "Meeting") of First Regional Bancorp (the "Company") to be held in the Board Room of First Regional Bank, 8th Floor, 1801 Century Park East, Century City, California 90067 on Thursday, May 22, 2008, at 11:00 a.m., and at any and all adjournments thereof.

        This Proxy Statement and the enclosed form of proxy are first being sent to shareholders eligible to receive notice of and vote at the Meeting on or about April 29, 2008. Shareholders who owned shares of the Company's Common Stock on March 31, 2008 (the "Record Date") are entitled to vote at the Meeting.

        The matters to be considered and voted upon at the Meeting will be:

  1.
  Election of Directors.    Electing the following four (4) persons to the Board of Directors (Class 2 Directors) to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified.

    Class 2

    Jack A. Sweeney
    H. Anthony Gartshore
    Lawrence J. Sherman
    Fred M. Edwards

  2.
  Other Business.    Transacting such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

        A form of Proxy for voting your shares at the Meeting is enclosed. When you sign the Proxy, you appoint each of Jack A. Sweeney and Lawrence J. Sherman, directors of the Company, as your representatives at the Meeting (that is, your Proxy Holders). Any shareholder who executes and delivers such a Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the Proxy Holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and by voting in person at the Meeting. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions on the Proxy.

        IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED IN THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

Persons Making The Solicitation

        This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company and its subsidiary, First Regional Bank (the "Bank"), may solicit Proxies personally or by telephone, without receiving special compensation therefore. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it advisable.

VOTING SECURITIES

        There were issued and outstanding 11,814,716 shares of the Company's Common Stock on March 31, 2008, which has been fixed as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. Each holder of Common Stock, of which there were approximately 1,500 as of the record date, will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders. Pursuant to the Company's Bylaws, shares may not be cumulated for purposes of electing directors.

        Directors are elected by plurality vote. Abstentions and broker non-votes do not have the effect of a vote in opposition to the election of a director. Abstentions are counted toward a quorum that requires a bare majority of outstanding shares.

SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Management of the Company does not know of any persons other than those set forth below who are the beneficial owners of more than 5% of the Company's outstanding Common Stock as of March 31, 2008. The following table sets forth certain information, as of March 31, 2008, concerning the beneficial ownership of the Company's outstanding Common Stock by each of the principal shareholders, the directors and director nominees of the Company and by all directors and named executive officers (1) of the Company as a group.

Name and Title	Common Stock Beneficially Owned(2)(3)		Percent of Class(3)
Fred M. Edwards Director	103,000	(4)	*
H. Anthony Gartshore President and Chief Executive Officer and Director	401,547	(5)	3.30%
Gary M. Horgan Director	69,500	(6)	*
Thomas E. McCullough Corporate Secretary and Director	277,070	(7)	2.31%
Richard E. Schreiber Director	32,352	(8)	*
Lawrence J. Sherman Vice Chairman of the Board	190,900	(9)	1.60%
Jack A. Sweeney Chairman of the Board and principal shareholder	3,547,515	(10)	29.18%
Steven J. Sweeney General Counsel	431,328	(11)	3.64%
Elizabeth Thompson Chief Financial Officer	17,069	(12)	*
All Directors and Officers as a Group (9 in Number)	5,070,281	(13)	39.02%
Wellington Management Company, LLP	953,273	(14)	8.07%
QVT Financial LP	749,607	(15)	6.35%

*
Less than 1%.

(1)
The named executive officers, as determined pursuant to Item 402(a)(3) of Regulation S-K, include the Company's Chairman of the Board, President, Chief Executive Officer, Corporate Secretary, General Counsel and Chief Financial Officer. The address of each director and named executive officer is c/o First Regional Bancorp, 1801 Century Park East, Century City, California 90067.

(2)
This figure includes shares beneficially owned, as determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934. Unless otherwise indicated, the persons named herein have sole voting power over shares reported.

(3)
Shares subject to options held by directors and officers that were exercisable within 60 days after the Record Date ("vested"), are treated as outstanding for the purpose of computing the number and percentage of outstanding securities of the class owned by such person but not for the purpose of computing the percentage of the class owned by any other person.

(4)
This figure, as well as percentage of class, includes as if currently outstanding, 75,000 shares underlying vested but unexercised stock options granted to Mr. Edwards pursuant to the Company's 1999 Stock Option Plan.

(5)
This figure includes 13,185 shares of the Company's Employee Stock Ownership Plan (the "ESOP") and 12,843 shares held in the Company's 401(k) Plan ("401(k) Plan"). This figure, as well as percentage of class, also includes as if currently outstanding, 344,568 shares underlying vested but unexercised stock options granted to Mr. Gartshore pursuant to the Company's 1999 Stock Option Plan.

(6)
This figure, as well as percentage of class, includes as if currently outstanding, 55,500 shares underlying vested but unexercised stock options granted to Mr. Horgan pursuant to the Company's 1999 Stock Option Plan. Mr. Horgan disclaims beneficial interest in 240 shares held by him, which are not included in this figure.

(7)
This figure includes 13,645 shares in the ESOP and 27,214 shares held in the 401(k) Plan. This figure, as well as percentage of class, also includes as if currently outstanding, 179,136 shares underlying vested but unexercised stock options granted to Mr. McCullough pursuant to the Company's 1999 Stock Option Plan.

(8)
This figure, as well as percentage of class, includes as if currently outstanding, 32,352 shares underlying vested but unexercised stock options granted to Mr. Schreiber pursuant to the Company's 1999 Stock Option Plan.

(9)
This figure, as well as percentage of class, includes as if currently outstanding, 105,000 shares underlying vested but unexercised stock options granted to Mr. Sherman pursuant to the Company's 1999 Stock Option Plan.

(10)
This figure includes 90,000 shares held by the Sweeney Foundation, over which Mr. Sweeney shares voting and investment power, 76,410 shares held in the 401(k) Plan and 35,622 shares held as the trustee of the ESOP. While Mr. Sweeney exercises voting power over unallocated ESOP shares, Mr. Sweeney does not participate beneficially in the ESOP. Mr. Sweeney's business address is 1801 Century Park East, 8th Floor, Century City, California 90067. This figure, as well as percentage of class, includes as if currently outstanding, 344,568 shares underlying vested but unexercised stock options granted to Mr. Sweeney pursuant to the Company's 1999 Stock Option Plan.

(11)
This figure includes 84,000 shares held by the Steven John Sweeney Irrevocable Trust, of which Steven J. Sweeney is the sole trustee and sole beneficiary. This figure also includes 113,000 shares held by the Patricia Lynne Sweeney Irrevocable Trust and 98,000 shares held by the Cynthia Louise McLean Irrevocable Trust, of which trusts Steven J. Sweeney serves as sole trustee but not beneficiary. This figure also includes as if currently outstanding 42,852 shares underlying vested but unexercised stock options granted to Steven J. Sweeney pursuant to the Company's 1999 Stock Option Plan. This figure also includes 2,839 shares in the ESOP, 637 shares held in the 401(k) Plan and 90,000 shares held by the Sweeney Foundation, for which Steven J. Sweeney shares voting and investment power.

(12)
This figure, as well as percentage of class, includes as if currently outstanding, 1,704 shares underlying vested but unexercised stock options granted to Ms. Thompson pursuant to the Company's 1999 Stock Option Plan. This figure also includes 5,731 shares in the ESOP and 3,589 shares held in the 401(k) Plan.

(13)
This figure, as well as percentage of class, includes as if currently outstanding, 1,180,680 shares vested, or which will vest within sixty (60) days of the Record Date to all officers and directors as a group, but which have not been exercised pursuant to the Company's 1999 Stock Option Plan.

(14)
Wellington Management Company, LLP ("Wellington Management") is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Certain of Wellington Management's client accounts hold securities of the Company. In its capacity as investment adviser or investment sub-adviser to such accounts, under Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder, Wellington Management may be deemed to share beneficial ownership of such securities. Wellington Management's address is 75 State Street, Boston, Massachusetts 02109.

(15)
Pursuant to Amendment No. 2 to Schedule 13G, filed with the Securities and Exchange Commission on January 2, 2008, QVT Financial LP ("QVT") is the investment manager for QVT Fund LP (the "Fund"), which beneficially owns 614,293 shares of Common Stock, and for Quintessence Fund L.P. ("Quintessence"), which beneficially owns 66,462 shares of Common Stock. QVT is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the "Separate Account"), which holds 68,852 shares of common Stock. QVT has the power to direct the vote and disposition of the Common Stock held by the Fund, Quintessence and the Separate Account. Accordingly, QVT may be deemed to be the beneficial owner of an aggregate amount of 749,607 shares of Common Stock. QVT disclaims beneficial ownership of the shares of Common Stock owned by the Fund and Quintessence and held in the Separate Account. QVT's address is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and certain information as of March 31, 2008, concerning the directors and the named executive officers of the Company:

	Age	Business Experience During the Past Five Years	Year First Appointed or Elected Director or Officer of the Company
Fred M. Edwards Director	73	Vice Chairman, Stern Fisher Edwards (securities brokerage); President, Fisher Edwards Investment Counsel (investment advisors)	1999
H. Anthony Gartshore President and Chief Executive Officer and Director	64	President and Chief Executive Officer, First Regional Bancorp and First Regional Bank	1996	(16)
Gary M. Horgan Director	60	Partner, Horgan, Rosen, Beckham & Coren, LLP. (law firm)	1997
Thomas E. McCullough Corporate Secretary and Director	55	Corporate Secretary, First Regional Bancorp; Executive Vice President and Chief Operating Officer, First Regional Bank	1993
Richard E. Schreiber Director	67	Partner, Tatum, LLC (professional services firm) since June 2003; Director of Financial Projects of Kaiser Foundation Health Plan, Inc. (HMO), from February 1999 to February 2003	2003
Lawrence J. Sherman Vice Chairman of the Board	84	Vice Chairman, First Regional Bancorp	1981
Jack A. Sweeney Chairman of the Board	78	Chairman of the Board and former Chief Executive Officer of First Regional Bancorp and First Regional Bank	1981	(16)
Steven J. Sweeney General Counsel	43	General Counsel, First Regional Bancorp; Executive Vice President and General Counsel, First Regional Bank	2003	(17)
Elizabeth Thompson Chief Financial Officer	47	Chief Financial Officer of First Regional Bancorp and First Regional Bank	2003	(18)

(16)
Effective January 2, 2008, Jack A. Sweeney relinquished his role as Chief Executive Officer to the Company's President, H. Anthony Gartshore.

(17)
Steven J. Sweeney was appointed a Director of the Company's subsidiary, First Regional Bank, in May 2003. Mr. Sweeney became the Bank's Executive Vice President and General Counsel effective July 2003, and was later appointed General Counsel of First Regional Bancorp.

(18)
Elizabeth Thompson was appointed the Company's and the Bank's Chief Financial Officer effective January 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

Number of Directors; Classification of Board

        The Company's Bylaws currently provide for a range of five (5) to nine (9) directors, and permit the exact number of directors of the Company to be fixed by Board or shareholder action. The Board of Directors has fixed the number of directors at seven (7). The Company's Bylaws provide for a classified board of directors. In 2007, three Class 1 directors, Gary M. Horgan, Thomas E. McCullough and Richard E. Schreiber, were elected to terms expiring in 2009. The four Class 2 directors, Jack A. Sweeney, H. Anthony Gartshore, Lawrence J. Sherman and Fred M. Edwards, were elected in 2006 to terms expiring in 2008.

Nominees

        The Board of Directors will nominate for election as Directors to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified:

  Jack A. Sweeney
  H. Anthony Gartshore
  Lawrence J. Sherman
  Fred M. Edwards

all of whom are currently members of the Company's Board. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected. Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of competing nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

Selection and Evaluation of Director Candidates

  Nomination of Directors

        The Company's Board of Directors does not have a standing nominating committee. The independent members of the Board assume the responsibility for identifying candidates for membership on the Board and make determinations as to the qualifications of candidates based on their character, judgment, and business experience, as well as their ability to add to the Board's existing strengths. After identifying appropriate candidates for membership on the Board, the independent directors recommend their candidates for nomination to the full Board. The independent directors are Fred M. Edwards, Gary M. Horgan, Richard E. Schreiber and Lawrence J. Sherman. The Board has adopted a resolution addressing the nominations process.

        The Board's policies with respect to director nominees have been to consider, among other factors: (a) the business experience of the candidate; (b) his or her reputation and influence in the community and standards of moral and ethical responsibility; and (c) availability and willingness to devote time to fully participate in the work of the Board and its committees.

        In considering a candidate, the Board conducts a confidential background check, review of financial statements and business history, in-depth interviews with the candidate, and contacts with references and knowledgeable people in the local business and financial community. The criteria have also included having a reasonable level of education and business experience consistent with the duties and responsibilities of a financial institution director, at least some familiarity with banking, and a willingness to participate in training and educational opportunities for bank directors.

  Shareholder Nominees

        The Company's Board of Directors will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits, as discussed above. Any shareholder nominations proposed for consideration by the Board should include the nominee's name and qualifications for Board membership and should be addressed to:

    Thomas E. McCullough
    Corporate Secretary
    First Regional Bancorp
    1801 Century Park East
    Century City, California 90067

        In addition, the Bylaws of the Company permit shareholders to nominate directors for consideration at an Annual Shareholders' Meeting. For a description of the process for nominating directors in accordance with the Bylaws, please see the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

Board of Directors and Committees of the Board

        During 2007, the Board of Directors of the Company held twelve (12) regular meetings and five (5) special meetings. Also during 2007, the Board of Directors of the Bank held twelve (12) regular meetings and two (2) special meetings.

        The Board of Directors of the Company has an Audit Committee composed of Messrs. Edwards, Schreiber and Sherman. This committee is responsible for overseeing internal audit functions and for interfacing with the Company's independent certified public accountants, Deloitte & Touche LLP. The Audit Committee met eleven (11) times during 2007.

        The Company has a Compensation Committee, which consists of Messrs. Edwards, Horgan, Schreiber and Sherman. The Committee is responsible for reviewing and approving the Company's overall compensation and benefit programs, and for administering the compensation of the Company's and Bank's executive and senior officers consistent with the Company's business plans, strategies and goals. The Compensation Committee does not have a charter. The Compensation Committee met three (3) times during 2007.

        The Company's Board of Directors does not have a standing nominating committee. After identifying appropriate candidates for membership on the Board, the independent directors recommend their candidates for nomination to the full Board. The independent directors are Fred M. Edwards, Gary M. Horgan, Lawrence J. Sherman and Richard E. Schreiber.

        During 2007, no director of the Company attended less than 75% of the aggregate meetings of the Company's Board of Directors and its Committees on which such director served during the period for which they had been a director.

        The Company's Board of Directors has determined that a majority of the directors on the Board are "independent," as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq"). These independent directors include Fred M. Edwards, Gary M. Horgan, Richard E. Schreiber and Lawrence J. Sherman, comprising a majority of the Company's Board of Directors, which currently has seven members.

DIRECTOR COMPENSATION

        Directors who are also officers of the Bank or the Company do not receive fees for service on the Board or the Committees. Accordingly, H. Anthony Gartshore, Thomas E. McCullough and Jack A. Sweeney are not included in this table because they were employees during 2007 and therefore received no compensation for their services as a director. Currently, each outside director receives $2,500 for each regular meeting of the Board of Directors of the Bank attended, $500 for each special meeting of the Bank's Board attended, and no compensation for meetings of the Company's Board. In addition, outside directors who are members of the Company's Audit Committee receive $750 for each meeting of the Audit Committee attended; and outside directors who are members of the Bank's Senior Loan Committee receive $750 for each meeting of the Senior Loan Committee attended. Lawrence J. Sherman also receives a monthly retainer of $2,000 for serving as Vice Chairman. The Bank furnishes and plans to continue to furnish to Lawrence J. Sherman the use of a Bank-owned automobile, which is intended primarily for Bank business purposes. The estimated value of his personal usage of the automobile is included below in All Other Compensation. The directors of the Company received the following director compensation during 2007:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (19),(20)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(21)	All Other Compensation	Total
Fred M. Edwards	$69,900	—	$17,600	—	—	—	$87,500
Gary M. Horgan	$37,700	—	$17,600	—	—	—	$55,300
Richard E. Schreiber	$71,000	—	$44,750	—	—	—	$115,750
Lawrence J. Sherman	$97,900	—	$24,640	—	$53,369	$2,588	$178,497

(19)
The amounts in this column represent the 2007 compensation cost of option awards granted prior to 2007 (no options were granted during 2007). The grant date fair value of option awards granted was determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R) and is recognized as compensation cost over the requisite service period. The terms of the 1999 Plan are described in "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Policy—Stock-Based Compensation." Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model. See the Company's Annual Report on Form 10-K, at Note 11 to the Company's Consolidated Financial Statements for the year ended December 31, 2007 regarding the Company's assumptions made with respect to the valuation of awards. No stock options were forfeited during 2007.

(20)
Outstanding stock options held by each outside director at December 31, 2007 are as follows: Fred M. Edwards, 75,000 option shares; Gary M. Horgan, 55,500 option shares; Richard E. Schreiber, 64,500 option shares; and Lawrence J. Sherman, 105,000 option shares.

(21)
The amount shown represents preferential earnings credited to Mr. Sherman's 1990 Deferral Plan account during 2007. The terms of the 1990 Deferral Plans are described under the section entitled "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Policy—Deferred Compensation Plans."

EXECUTIVE COMPENSATION

  Compensation Discussion and Analysis

  Overview

        The Company's Compensation Committee (the "Committee") is responsible for reviewing and approving the Company's overall compensation and benefit programs, and for administering the compensation of the Company's executive and senior officers. The Committee is also responsible for establishing the compensation for the senior executive officers of the Company and its subsidiaries consistent with the Company's business plans, strategies and goals. The Committee establishes the factors and criteria upon which the executive officers' compensation is based and how such compensation relates to the Company's performance, general compensation policies, competitive realities and regulatory requirements.

        The primary goal of the Company's compensation philosophy is to link a substantial portion of executive compensation (particularly the compensation of the Chairman of the Board of Directors, the CEO and the senior executive officers) to the profitability of the Company. The Committee attempts to achieve this goal by tying the annual bonus to what it believes are the most significant measures of profitability: net income and earnings per share, return on equity, return on assets, and asset quality.

        The second goal of the compensation philosophy is to attract and retain highly competent executives. The Committee attempts to achieve this objective by setting base compensation and incentives at competitive levels and by making recommendations to the Board of Directors regarding stock option awards. Annually, the Committee reviews executive compensation levels paid by competitors of a similar asset size to the Company.

  Executive Compensation Policy

        The Company's compensation policy primarily consists of the following components:

  •
  base salary;

  •
  annual cash bonuses;

  •
  stock-based compensation in the form of stock option grants; and

  •
  other perquisites and benefits.

        The Committee reviews the base compensation of the Chairman of the Board, the CEO and of the executive officers reporting to the CEO. The Committee makes salary determinations for the CEO and, along with the CEO, makes salary recommendations for other members of the Company's executive management team. The Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members take into account the Company's performance and the compensation paid by comparable competitors.

        The Committee reviews the market practices by reviewing the data on peer companies of similar size, growth potential and market area as reported in the results of an annual compensation and benefits survey conducted by the California Bankers Association and by reviewing the compensation reported in the public filings of similar companies.

        Base Salary.    Base salary is determined based on the experience, skills, knowledge and responsibilities required of the executive and senior officers in their roles, and the Company's performance, taking into account competitive market compensation paid by other companies as described above. The Company seeks to maintain base salaries that are competitive with the marketplace, to allow it to attract and retain executive talent.

        Salaries for executive and senior officers are reviewed on an annual basis as well as at the time of a promotion or other change in level of responsibilities. Increases in base salary are based on the evaluation of factors such as the individual's level of responsibility, performance and level of compensation.

        In determining the CEO's salary for 2007, the Committee focused primarily on the Company's overall profitability, with additional consideration given to the Company's growth in net income per share, return on equity and return on assets, as well as asset quality. In that regard, the Committee also took into account the service of Jack A. Sweeney as the Bank's Chief Credit Officer. Based on those factors, the Committee determined that Jack A. Sweeney's base salary was appropriate in light of his contribution to the Company's performance.

        Effective January 2, 2008, Jack A. Sweeney relinquished his role as Chief Executive Officer to the Company's President, H. Anthony Gartshore. As a result, Mr. Sweeney serves as the Company's Chairman of the Board only, and Mr. Gartshore serves as the Company's President and Chief Executive Officer. In determining base salaries for 2008, the Committee discussed the increased responsibilities that were being assumed by Messrs. Gartshore, McCullough and Steven Sweeney in light of Jack A. Sweeney's resignation from the position of CEO. Based on those factors, the Committee determined that an increase in base salary for 2008 for each of Messrs. Gartshore, McCullough and Steven Sweeney would be appropriate. Based on Jack A. Sweeney's 29 years of service, the Committee determined that his base salary would remain unchanged for 2008. However, in light of his reduced responsibilities, the Committee anticipates that his total compensation for 2008 will be substantially reduced from its 2006 and 2007 levels.

        Short-Term Annual Cash Bonuses.    The Company's policy is to award annual discretionary cash incentive bonuses to substantially all of its employees, including the Company's named executive officers. In paying annual bonuses, the Company seeks to align the compensation of the named executive officers and other employees based upon a review of the Company's past and current performance and a review of the amounts paid to the named executive officers in prior years in relation to the Company's performance. Accordingly, the payment of the annual discretionary cash bonus depends on the results of the Company's financial performance.

        In January 2007, the Committee recommended to the Board of Directors that aggregate discretionary bonuses for eligible employees (including the named executive officers) should equal no more than 10% of net profit for 2007 in excess of $5,000,000 (eligible net profit). Of that amount, the Committee recommended that 50% of the aggregate discretionary bonus amount be awarded to the CEO, 25% of that amount be awarded to the President, and that the remainder be divided on a discretionary basis to other officers and employees based on relative performance and contributions. In doing so, the Committee takes into account that loan and account officers are separately paid incentives as a function of loan fees or deposits generated, which payments are not made out of the discretionary bonus pool.

        For 2007, the actual 2007 discretionary bonus paid to Jack A. Sweeney, then Chief Executive Officer of the Company and the Bank, was approximately 4.9% of eligible net profit for 2007, or $1,400,000. The actual 2007 discretionary bonus paid to H. Anthony Gartshore was approximately 2.4% of eligible net profit for 2007, or $700,000. Thomas E. McCullough, Corporate Secretary of the Company and Executive Vice President and Chief Operating Officer of the Bank, Steven J. Sweeney, General Counsel of the Company and Executive Vice President and General Counsel of the Bank, and Elizabeth Thompson, Chief Financial Officer of the Company and the Bank, were eligible to receive bonuses out of that portion of the bonus pool remaining after the grant of bonuses to the CEO and to the President. The Committee's determination regarding 2007 discretionary bonuses for the named executive officers occurred in January 2008, and the payment of these cash bonuses occurred during January 2008. Actual net profit for 2007 was $33,610,000 and eligible net profit was $28,610,000.

        For the year 2007 only, the Committee also recommended that Jack A. Sweeney and H. Anthony Gartshore be entitled to payment of a non-formula cash bonus of $250,000 and $150,000, respectively. The bonuses were recommended in recognition of their contributions to the Company and the Bank during 2006. The bonuses were paid during 2007 as part of the Bank's program to retain the services of Messrs. Sweeney and Gartshore.

        For 2008 discretionary bonuses, the Committee recommended that a strict formula bonus should not apply. The Committee has advised management of the Company to accrue, if possible, eight percent (8%) of net profit each month into a bonus pool. At the end of 2008, the Committee would determine, with management's recommendations, how to allocate the bonus pool among its employees. The Committee emphasized that there was no commitment to distribute the entire bonus pool, or any of it, and that the distributions would depend entirely upon the financial performance of the Company, as well as individual performances, during 2008.

        Stock-Based Compensation.    Stock-based compensation is paid through equity based awards issued under the First Regional Bancorp 2005 Stock Option Plan (the "2005 Plan") and was previously paid through equity based awards issued under the First Regional Bancorp 1999 Stock Option Plan (the "1999 Plan"), of which all of the options available under the 1999 Plan have been granted. The Board of Directors has granted stock options under the 1999 Plan to a number of members of senior management, including all of the Company's executive officers. Under both plans, options may be granted at a price not less than the fair market value of the stock at the date of grant. Accordingly, all options were awarded at the market value of the Company's Common Stock on the date of grant. The Committee recommended these grants as additional incentives to the Company's senior officers to improve performance and to increase the Company's stock price. The options have a vesting schedule of at least five years, with an expiration of ten years from the date of grant.

        In 2005, the Board of Directors adopted the 2005 Plan, which provides for the grant of nonqualified employee stock options only. The 2005 Plan is intended to allow the Company the ability to grant stock options to persons who had not previously been awarded option grants commensurate with their positions, primarily persons hired since the exhaustion of options available for grant under the Company's previous stock option plans. No stock options are currently expected to be awarded to any of the named executive officers under either of the Company's currently available stock option plans. Stock options totaling 45,000 were granted during both 2007 and 2006, none of which were granted to named executive officers.

        Employment Arrangements.    The Company does not have any employment agreements or other formalized employment arrangements with any of its named executive officers.

        Split-Dollar Life Insurance.    During 2000, the Company purchased two split dollar life insurance policies on behalf of the Chairman. The policies were fully funded at purchase. The Company and the Chairman's estate are co-beneficiaries, with each receiving a certain amount upon death of the officer. The Chairman reimburses the Bank for the cost of this benefit each year. For details on the particular benefits payable pursuant to the split-dollar life insurance policies to the Chairman assuming cessation of affiliation from the Company occurred on December 31, 2007, see "—Potential Payments upon Termination or Change of Control—Payments Pursuant to Split-Dollar Life Insurance Policies."

        Deferred Compensation Plans.    The Company's named executive officers are eligible to participate in two deferred compensation plans, namely the First Regional Bancorp/First Regional Bank 1990 Deferred Compensation Plan (the "1990 Deferral Plan") and the First Regional Bank 1996 Deferred Compensation Plan (the "1996 Deferral Plan" and, together with the 1990 Deferral Plan, the "Income Deferral Plans"), as more fully discussed below.

        1990 Deferred Compensation Plan.    Participation in the 1990 Deferral Plan is limited to a select group of employees and members of the Board of Directors of the Company and the Bank, as

determined by the members of the Executive Committee of the Company at least once each fiscal year. Currently, among the Company's directors and named executive officers, participation under the 1990 Deferral Plan is limited to Jack A. Sweeney, H. Anthony Gartshore and Lawrence J. Sherman, Vice Chairman of the Board. The purpose of the 1990 Deferral Plan is to permit designated employees and directors of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make elective deferrals of their eligible compensation.

        Each eligible participant under the 1990 Deferral Plan may elect, in his or her discretion, to defer to a designated account (i) up to one-half of his or her base salary to be earned or accrued one month or more after becoming eligible to participate in the 1990 Deferral Plan during the current or next following fiscal year, (ii) up to all of any bonus to be earned or accrued one month or more after becoming eligible to participate in the 1990 Deferral Plan during the current or following fiscal year, and (iii) up to all of any director's fees to be earned or accrued one month or more after becoming eligible to participate in the 1990 Deferral Plan during the current or next following fiscal year. Earnings are credited to all account balances at the rate equal to the Prime Rate as quoted by the Bank at all times during the applicable fiscal year. The 1990 Deferral Plan does not provide for any Company matching contributions.

        For details on the particular benefits payable under the 1990 Deferral Plan, assuming Termination of Employment at December 31, 2007, see "—Potential Payments upon Termination or Change of Control—Payments Pursuant to the 1990 Deferral Plan."

        1996 Deferred Compensation Plan.    Participation in the 1996 Deferral Plan is limited to a select group of management or highly compensated employees, as determined by the Board of Directors. Currently, participation under the 1996 Deferral Plan is limited to the named executive officers and certain other senior officers of the Bank. The purpose of the 1996 Deferral Plan is to permit designated executives of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make elective deferrals of his or her then-current base salary to which they will become entitled in the future.

        The 1996 Deferral Plan allows participating employees to defer receipt of a portion of their base salary from the Company to a designated account (up to four percent (4%) of base salary for each of H. Anthony Gartshore and Thomas E. McCullough, and up to three percent (3%) of base salary for all other eligible employees). Earnings are credited to all account balances at the rate of seven and one-half percent (7 1/2%) per annum, compounded monthly, or such other rate as the Board of Directors may from time to time determine. Except for Jack A. Sweeney, H. Anthony Gartshore and Thomas E. McCullough, participants are also eligible for an annual Company matching contribution as follows (represents the participant's age at his or her birthday nearest to the last day of the plan year in which the contribution is accrued): not more than 52 years: 50% of base salary deferred; at least 53 years but not more than 62 years: 100% of base salary deferred; at least 63 years: 200% of base salary deferred. During 2007, each of Jack A. Sweeney, H. Anthony Gartshore and Thomas E. McCullough was eligible for an annual Company matching contribution at the rate of 1300%, 500% and 250%, respectively, of his base salary deferred pursuant to the 1996 Deferral Plan (or up to 39%, 20% and 10%, respectively, of total salary). For 2008, in connection with Jack A. Sweeney's retirement from the CEO position, the Committee unanimously agreed to withdraw the previously granted waiver that had provided for his enhanced matching contribution, thereby reducing his matching to a rate of 100% of deferred base salary.

        For details on the particular benefits payable under the 1996 Deferral Plan, assuming Termination of Employment at December 31, 2007, see "—Potential Payments upon Termination or Change of Control—Payments Pursuant to the 1996 Deferral Plan."

        The named executive officers' 2007 and 2006 contributions to the Income Deferral Plans, together with Company matching contributions pursuant to the 1996 Deferral Plan and aggregate earnings credited to the officers' accounts during fiscal 2007 and 2006 and total account balances as of the end of 2007 and 2006, are provided in the Nonqualified Deferred Compensation Table included under the section entitled "—Nonqualified Deferred Compensation."

        Other Programs.    The Company also provides its named executive officers and other senior officers (and other employees) with perquisites and other personal benefits that it believes are reasonable and consistent with its overall compensation program to attract and retain qualified executive and senior officers and to facilitate the performance of executives' management responsibilities.

        401(k) Plan.    The Company sponsors a defined contribution 401(k) Plan benefiting substantially all employees. At the discretion of the Board of Directors, the Company matches employee contributions. Of the first 5% of wages contributed by an employee, the Company provides 80% matching (or 4% of total wages). Company contributions are invested on the same basis as the employee's contributions, per the employee's instructions.

        Employee Stock Ownership Plan and Trust.    In 1998, the Company established for eligible employees an Employee Stock Ownership Plan and Trust ("ESOP") to invest exclusively in the Company's common stock for the benefit of Bank employees. The primary purpose of the ESOP is to enhance the alignment of employee incentives with the performance of the Company and its stock. Eligible full-time and part-time employees employed with the Bank who have been credited with at least 1,000 hours during a 12-month period and who have attained age 21 are eligible to participate. Shares of the Company's Common Stock purchased by the ESOP are held in a trust account for allocation among participants as the loan is repaid. The number of shares allocated each plan year is dependent upon the ratio of that year's total loan payment to the aggregate payments scheduled to occur throughout the term of the loan. The annual allocation of shares is apportioned among participants on the basis of compensation in the year of allocation. ESOP benefits generally become 100% vested after an employee completes seven years of credited service. Benefits are payable upon death, retirement or disability.

        Other Perquisites and Benefits.    The Bank furnishes and plans to continue to furnish to certain officers the use of Bank-owned automobiles, which are intended primarily for Bank business purposes. The Bank has also provided and plans to continue to provide certain of its officers with specified life and medical insurance benefits. In addition, the Bank provided certain of its executive officers with memberships in various clubs and organizations, primarily for business development purposes. For additional information on benefits and perquisites, see the Summary Compensation Table included in the section entitled "—Summary Compensation."

  Impact of Accounting and Tax Treatments of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986 (as amended), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation and stock option awards are performance-based compensation meeting those requirements and, as such, are fully deductible. Based upon the Committee's analysis of 2007 executive compensation, the Company does not expect that compensation will be affected by the qualifying compensation regulations.

SUMMARY COMPENSATION

        The following table sets forth a summary of annual and long term compensation for the Chief Executive Officer of the Company and all executive officers of the Company with compensation, paid or accrued during 2007 and 2006, in excess of $100,000 (collectively, the "named executive officers").

Name and Principal Position	Year	Salary (23)		Bonus		Option Awards (24)		Change to Pension Value and Nonqualified Deferred Compensation Earnings (25)		All Other Compensation (26)		Total
Jack A. Sweeney Chairman of the Board and former Chief Executive Officer of the Company and the Bank(22)	2007 2006	$ $	750,000 750,000	$ $	1,487,500 1,300,000	$ $	116,940 116,940	$ $	68,576 49,238	$ $	434,528 429,583	$ $	2,857,544 2,645,761
H. Anthony Gartshore President and Chief Executive Officer of the Company and the Bank(22)	2007 2006	$ $	450,000 450,000	$ $	762,500 650,000	$ $	116,940 116,940	$ $	20,693 15,094	$ $	148,080 147,167	$ $	1,498,214 1,379,201
Thomas E. McCullough Corporate Secretary of the Company; Executive Vice President and Chief Operating Officer of the Bank	2007 2006	$ $	340,000 340,000	$ $	250,000 250,000	$ $	65,630 66,630	$ $	4,969 3,590	$ $	85,216 84,249	$ $	745,816 744,469
Steven J. Sweeney General Counsel of the Company; Executive Vice President and General Counsel of the Bank	2007 2006	$ $	220,000 180,000	$ $	60,000 60,000	$ $	44,750 44,750	$ $	435 196	$ $	52,388 51,235	$ $	377,573 336,181
Elizabeth Thompson Chief Financial Officer of the Company and the Bank	2007 2006	$ $	150,000 125,000	$ $	25,000 30,000	$ $	1,790 1,790	$ $	306 144	$ $	32,949 24,570	$ $	210,045 181,504

(22)
Effective January 2, 2008, Jack A. Sweeney relinquished his role as Chief Executive Officer to the Company's President, H. Anthony Gartshore.

(23)
Each of the named executive officers deferred a portion of their salaries under the 1996 Deferral Plan, which is included in this column and in the Nonqualified Deferred Compensation Table below.

(24)
The 2007 amounts in this column represent the 2007 compensation cost of option awards granted prior to 2007 (no options were granted during 2007). The grant date fair value of option awards granted was determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R) and is recognized as compensation cost over the requisite service period. The terms of the 1999 Plan pursuant to which these stock options were granted are described in "—Compensation Discussion and Analysis—Executive Compensation Policy—Stock-Based Compensation." Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model. See the Company's Annual Report on Form 10-K, at Note 11 to the Company's Consolidated Financial Statements for the year ended December 31, 2007 regarding the Company's assumptions made with respect to the valuation of awards. No stock options were forfeited during 2007.

(25)
The 2007 amounts shown represents preferential earnings credited to each of the named executive officers' Income Deferral Plans accounts during 2007. The terms of the Income Deferral Plans are described under the section entitled "—Compensation Discussion and Analysis—Executive Compensation Policy—Deferred Compensation Plans."

(26)
The 2007 amounts shown in "All Other Compensation" include the following:

ALL OTHER COMPENSATION

	Jack A. Sweeney	H. Anthony Gartshore	Thomas E. McCullough	Steven J. Sweeney	Elizabeth Thompson
Company Matching Contributions to 1996 Deferral Plan(a)	$292,500	$90,000	$34,000	$3,300	$2,250
Income from Split Dollar Insurance Policies(b)	$95,858	—	—	—	—
Other Perquisites and Benefits(c)	$46,170	$58,080	$51,216	$49,088	$30,699

Total	$434,528	$148,080	$85,216	$52,388	$32,949

(a)
Figures are for 2007. See Non-qualified Deferred Compensation Table below for more information.

(b)
Income during 2007 attributed to the economic value of that portion of the split dollar insurance policies which benefits a life insurance trust established by Mr. Sweeney. Of these amounts, Mr. Sweeney's life insurance trust reimbursed the Company $55,890 for 2007.

(c)
Represents the total amount of all other perquisites and benefits provided during 2007, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive officer. These benefits include the following: (i) the Company's matching contributions to the 401(k) Plan; (ii) the allocation of Company contributions to the ESOP; (iii) the estimated value of the officer's personal usage of a Bank-owned automobile, which is in intended primarily for Bank business purposes; (iv) life and medical insurance benefits provided by the Bank; and (v) Bank-provided memberships in various clubs and organizations, intended primarily for business development purposes.

Grants of Plan-Based Awards

        No stock options were granted during 2007 to any of the named executive officers or directors of the Company. The Company has not issued Stock Appreciation Rights ("SARs").

        For a description of the 1999 Plan and the 2005 Plan, see "—Compensation Discussion and Analysis—Executive Compensation Policy—Stock-Based Compensation."

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table sets forth certain information regarding the holdings of stock options by the Company's named executive officers at December 31, 2007. All of the options were granted pursuant to the 1999 Plan.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
Jack A. Sweeney	44,568 300,000	33,432 0	(27) (28)	$ $	6.93 3.84	09/01/13 11/01/12
H. Anthony Gartshore	44,568 300,000	33,432 0	(27) (28)	$ $	6.93 3.84	09/01/13 11/01/12
Thomas E. McCullough	29,136 150,000	21,864 0	(29) (30)	$ $	6.93 3.84	09/01/13 11/01/12
Steven J. Sweeney	42,852	32,148	(31)		$6.93	09/01/13
Elizabeth Thompson	1,704	1,296	(32)		$6.93	09/01/13

(27)
The option was granted on September 22, 2003 and vests over seven years as follows: 11,142 option shares on October 1 of 2004, 2005, 2006, 2007, 2008, 2009 and 11,148 option shares on October 1, 2010.

(28)
The option was granted on November 12, 2002 and vests over five years as follows: 150,000 option shares on December 31, 2002, and 30,000 option shares on December 31 of 2003, 2004, 2005, 2006 and 2007.

(29)
The option was granted on September 22, 2003 and vests over seven years as follows: 7,284 option shares on October 1 of 2004, 2005, 2006, 2007, 2008, 2009 and 7,296 option shares on October 1, 2010.

(30)
The option was granted on November 12, 2002 and vests over five years as follows: 75,000 option shares on December 31, 2002, and 15,000 option shares on December 31 of 2003, 2004, 2005, 2006 and 2007.

(31)
The option was granted on September 22, 2003 and vests over seven years as follows: 10,713 option shares on October 1 of 2004, 2005, 2006, 2007, 2008, 2009 and 10,722 option shares on October 1, 2010.

(32)
The option was granted on September 22, 2003 and vests over seven years as follows: 426 option shares on October 1 of 2004, 2005, 2006, 2007, 2008, 2009 and 444 option shares on October 1, 2010.

Option Exercises and Stock Vested in 2007

        None of the Company's named executive officers exercised any stock options during 2007.

Pension Benefits

        Excluding any tax-qualified contribution plan and any nonqualified defined contribution plan, none of the Company's named executive officers participates in any plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

        The following table sets forth the nonqualified deferred compensation activity for each of the named executive officers during 2007 pursuant to the Income Deferral Plans. The terms of the Income Deferral Plans are described under the section entitled "Compensation Discussion and Analysis—Executive Compensation Policy—Deferred Compensation Plans."

Name	Executive Contributions(33)	Registrant Contributions(34)	Aggregate Earnings(35)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2007 (36)
Jack A. Sweeney	$46,500	$292,500	$276,866	$0	$3,428,482
H. Anthony Gartshore	$54,000	$90,000	$81,303	$0	$1,083,065
Thomas E. McCullough	$13,600	$34,000	$21,606	$0	$296,502
Steven J. Sweeney	$6,600	$3,300	$1,893	$0	$26,719
Elizabeth Thompson	$4,500	$2,250	$1,331	$0	$18,714

(33)
These amounts are included in the Summary Compensation Table in the "Salary" column.

(34)
These amounts represent Company matching contributions made pursuant to the 1996 Deferral Plan and are included in the Summary Compensation Table in the "All Other Compensation" column.

(35)
A portion of the earnings in this column is included in the Summary Compensation Table because it represents preferential or above market interest payments. See the Summary Compensation Table for the above-market portion of these interest payments. The deferred contributions are invested in interest-bearing accounts at the Bank and the named executive officers do not select how their contributions are to be invested. See "—Compensation Discussion and Analysis—Executive Compensation Policy—Deferred Compensation Plans" for information regarding the interest earned on deferred contributions.

(36)
This column discloses the cumulative aggregate amounts in each of the named executive officers' Income Deferral Plans accounts at December 31, 2007.

Potential Payments upon Termination or Change of Control

  Employment Agreements

        None of the Company's named executive officers has entered into an employment agreement or severance agreement with the Company.

  Treatment of Outstanding Stock Options upon Termination or Change of Control

        The following discussion addresses the effect upon stock options issued under the 1999 Plan in the event of a termination of employment or change of control of the Company:

        Cessation of Affiliation.    In the event an optionee ceases to be affiliated with the Company or the Bank for any reason other than death, disability or termination for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or three (3) months following the optionee's termination of employment with the Company or the Bank. During such period after cessation of affiliation, the stock options will be exercisable only as to those increments, if any, which had become exercisable as of the date on which the optionee ceased to be affiliated with the Company and any stock options or increments which had not become exercisable as of such date will expire automatically on such date.

        Termination for Cause.    In the event an optionee's employment is terminated for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or thirty (30) days after termination for cause; provided, however, that the Compensation Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate the stock options by giving written notice of such reinstatement to the optionee. During the reinstatement period, the optionee may exercise the stock options only to the extent, for such time and upon such terms and conditions as if the optionee had ceased to be employed by or affiliated with the Company upon the date of such termination for a reason other for than cause, disability or death.

        Termination Upon Disability or Death.    If the optionee dies or becomes disabled while holding a stock option, the stock option may be exercised by the legal representative of the optionee, or the optionee himself, as the case may be, for a period of one year from the date of death or disability, but no later than the expiration of the stock option.

        Liquidation or Change of Control.    Options granted under the 1999 Plan and 2005 Plan are subject to a provision that takes effect upon a plan of dissolution, liquidation, reorganization, merger, consolidation or sale of substantially all of the assets of the Company to another corporation. Upon adoption by the requisite holders of the Company's outstanding shares of common stock of any plan of dissolution, liquidation, reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company to another corporation which would, upon consummation, result in termination of a stock option in accordance with the applicable plan, the stock option will become immediately exercisable as to all unexercised option shares for a period of not less than 30 days. Upon the consummation of such event, the 1999 Plan and 2005 Plan shall automatically terminate and all stock options granted will terminate, unless provision is made in connection with such transaction for the assumption of stock options theretofore granted, or substitution for such stock options with new stock options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation, or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

Payments Pursuant to the 1990 Deferral Plan

        As described in the section entitled "—Compensation Discussion and Analysis—Executive Compensation Policy—Deferred Compensation Plans," certain of the Company's named executive officers and directors are eligible to participate in the 1990 Deferral Plan (each, a "Participant").

        The total amount credited to the Participant for his or her benefit shall be paid to such Participant (or such Participant's beneficiaries) in one cash lump sum within ninety days following the death, disability, retirement or other termination of service of the Participant ("Termination of Employment"), or within ninety days following "a change in the Employer's business" by (i) a merger or consolidation (where the Company not is the surviving corporation) or (ii) a transfer of all or substantially all of the assets of the Company (other than in a merger in which the Company is the surviving corporation); provided, however, notwithstanding the foregoing, and only in the event of retirement or termination of service not caused by death, disability or a change in the Company's business, the Company shall pay to the Participant the balance credited to the Participant's account in ninety-six equal monthly installments if the Participant so elects in writing prior to his or her actual retirement or termination of service.

        A Participant may apply for early withdrawal of all or part of the amount standing to the credit of his or her Plan account because of financial hardship. Subject to the sole discretion of the Executive Committee of the Company, the Participant may be paid all or any portion of such amount as the Executive Committee determines is necessary to alleviate the hardship. The Executive Committee shall follow such uniform and non-discriminatory rules as it shall establish and its decision made in good faith shall be final conclusive. A hardship for these purposes shall exist when the Participant is experiencing or is about to experience financial ruin or financial circumstances in which the Participant or the Participant's immediate family is clearly endangered by present or impending want or privation.

        The aggregate balance the eligible named executive officers would have been entitled to receive pursuant to the Income Deferral Plans, assuming that the Termination of Employment had occurred on December 31, 2007 and assuming none of the officers elected to be paid in ninety-six equal monthly installments, is disclosed in the table under the section entitled "—Nonqualified Deferred Compensation."

Payments Pursuant to the 1996 Deferral Plan

        As described in the section entitled "—Compensation Discussion and Analysis—Executive Compensation Policy—Deferred Compensation Plans," the Company's named executive officers are eligible to participate in the 1996 Deferral Plan. Upon a named executive officer's "Termination of Employment" (as described below), the officer will cease to be a participant under the 1996 Deferral Plan, except that the officer's account will continue to be held for his or her benefit and will be distributed to the officer as follows:

        Upon the officer's separation from the service of the Company by reason of resignation, retirement, discharge or death ("Termination of Employment"), the vested amount credited to the officer's accounts will be distributed (or, in the event of the officer's death before distribution, to the officer's beneficiary) in the form of either (i) a cash lump sum or (ii), if the officer so elects prior to Termination of Employment to have his or her vested account balance distributed in substantially equal annual installments over a period of ten (10) or more years, as soon as practicable after the officer's Termination of Employment. However, if the officer is suffering from a Disability (as defined in the 1996 Deferral Plan) at the time of his or her Termination of Employment, the distribution of the officer's benefit will begin after the cessation of any benefits to which he or she is entitled under the Company's long-term disability plan.

        The aggregate balance that each of the Company's named executive officers would have been entitled to receive pursuant to the 1996 Deferral Plan, assuming that the Termination of Employment had occurred on December 31, 2007 and assuming that none of the officers elected to be paid in equal annual installments over a period of ten or more years, is disclosed in the table under the section entitled "—Nonqualified Deferred Compensation."

Payments Pursuant to Split-Dollar Life Insurance Policies

        During 2000, the Company purchased two split dollar life insurance policies on behalf of Jack A. Sweeney. The policies were fully funded at purchase. The Company and Mr. Sweeney's estate are co-beneficiaries, with each receiving a certain amount upon death of the officer. Mr. Sweeney reimburses the Company for the cost of this benefit each year. Upon Mr. Sweeney's death, he is entitled to the life insurance proceeds available pursuant to this life insurance policy, which, as of December 31, 2007, was valued at approximately $5,000,000.

401(k) Plan and Employee Stock Ownership Plan

        The Company sponsors a defined contribution 401(k) Plan benefiting substantially all employees. At the discretion of the Board of Directors, the Company matches employee contributions. Prior to January 1, 2007, of the first 6% of wages contributed by an employee, the Company provided 50% matching (or 3% of total wages). Company contributions were used to buy the Company's Common Stock on the open market for allocation to the employee's accounts in the 401(k) Plan. Effective January 1, 2007, of the first 5% of wages contributed by an employee, the Company provides 80% matching (or 4% of total wages). Effective January 1, 2007, Company contributions are no longer used to buy the Company's Common Stock unless so directed by the employee, but rather are invested on the same basis as the employee's contributions, per the employee's instructions.

        In 1998, the Company established for eligible employees an Employee Stock Ownership Plan and Trust ("ESOP") to invest exclusively in the Company's common stock for the benefit of Bank employees. The primary purpose of the ESOP is to enhance the alignment of employee incentives with the performance of the Company and its stock. Eligible full-time and part-time employees employed with the Bank who have been credited with at least 1,000 hours during a 12-month period and who have attained age 21 are eligible to participate.

        During 1998, the ESOP borrowed $1,500,000 from an unrelated bank in order to fund the purchase of 450,000 shares of the Company's Common Stock. This loan matured during 2003 and was extended for an additional five years under the same terms. This loan is scheduled to be repaid monthly on a straight-line basis over five years, with the funds for repayment coming from the Company's contributions to the ESOP. The loan requires annual principal reductions of $150,000. The ESOP shares were pledged as collateral for its debt.

        Shares of the Company's Common Stock purchased by the ESOP are held in a trust account for allocation among participants as the loan is repaid. The number of shares allocated each plan year is dependent upon the ratio of that year's total loan payment to the aggregate payments scheduled to occur throughout the term of the loan. The annual allocation of shares is apportioned among participants on the basis of compensation in the year of allocation. ESOP benefits generally become 100% vested after an employee completes seven years of credited service. Benefits are payable upon death, retirement or disability. The number of shares of Common Stock allocated to employee accounts was 47,000 shares during 2007.

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation Committee consists of directors Edwards, Horgan, Schreiber and Sherman, none of whom serve as an officer of the Company. None of the Company's executive officers served on the board of directors or compensation committee, or equivalent, of another entity, where one of such entity's executive officers or board members served on the Company's Compensation Committee or its Board of Directors.

        Gary M. Horgan, a director of the Company and the Bank, is a partner in the law firm of Horgan, Rosen, Beckham & Coren, LLP. That firm, among other law firms, provides legal services to the Company and the Bank and was paid $95,432 by the Company and the Bank during 2007.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        Submitted by the Compensation Committee of First Regional Bancorp's Board of Directors.

Compensation Committee

Gary M. Horgan, Committee Chairman Fred M. Edwards Richard E. Schreiber Lawrence J. Sherman

Certain Relationships and Related Transactions

        Some of the directors, officers and principal shareholders of the Company and companies with which they are associated are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business and the Bank expects to have banking transactions with such persons in the future. These transactions include lines of credit of $100,000 each, which the Bank has extended to certain of the directors of the Company and the Bank, including Jack A. Sweeney, Lawrence J. Sherman, Fred M. Edwards, Thomas E. McCullough, Marilyn J. Sweeney and Steven J. Sweeney. In the Company's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable banking regulations and other laws and on substantially the same terms, including interest rates, collateral and repayment schedule, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility nor contained terms unfavorable to the Bank. In addition, as of December 31, 2007, deposits from directors, named executive officers and their affiliates amounted to $2,645,000.

        Gary M. Horgan, a director of the Company and the Bank, is a partner in the law firm of Horgan, Rosen, Beckham & Coren, LLP. That firm, among other law firms, provides legal services to the Company and the Bank and was paid $95,432 by the Company and the Bank during 2007.

        Marilyn J. Sweeney, who serves as a director of the Bank, is the wife of Jack A. Sweeney, Chairman of the Board and Chief Executive Officer of the Company and the Bank. For her service as a director of the Bank, Marilyn J. Sweeney received aggregate fees of $63,600 during 2007.

        Steven J. Sweeney, who serves as General Counsel of the Company and Executive Vice President and General Counsel of the Bank, and also as a director of the Bank, is the son of Jack A. Sweeney. During 2007, Steven J. Sweeney received aggregate compensation of $377,573.

        During 2000, the Bank purchased two life insurance policies on behalf of Jack A. Sweeney. The policies were fully funded at purchase by payment of one-time premiums on the policies, aggregating $6,000,000, and no further premiums are owed on the policies. The Bank owns the cash surrender value of the policies, which is 100% of the equity value of the policies, with no cash surrender charge. The Bank and the insured's estate are co-beneficiaries, with each receiving a certain amount upon the death of the insured. At such time, the insured's estate will receive a death benefit of approximately $5,000,000. The insured reimburses the Bank for the cost of this benefit each year. Also at the time of the insured's death, the Bank will receive its original investment of $6,000,000 plus an additional amount of return on its investment, currently equal to approximately $1,585,000.

AUDIT COMMITTEE REPORT

        The Company's Audit Committee is a committee established by and amongst the Company's Board of Directors for, among other things, the purpose of overseeing the Company's accounting and financial reporting processes and audits of the Company's financial statements. The members of the Audit Committee are Lawrence J. Sherman, Fred M. Edwards and Richard E. Schreiber. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee were "independent" pursuant to Nasdaq's listing standards. The Board of Directors has also determined that Director Richard E. Schreiber, who serves as a member of the Audit Committee, is qualified as an "audit committee financial expert" and is "independent" as those terms are defined by the applicable rules and regulations of the SEC and Nasdaq. The Board of Directors has approved a charter for its Audit Committee, which is currently available on our corporate website at www.firstregional.com.

        In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on

Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditor's independence. The Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditors' independence and has discussed with the auditors their independence.

        Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles. The Audit Committee relies upon the independent auditors to make such evaluations.

        Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

Lawrence J. Sherman, Committee Chairman Fred M. Edwards Richard E. Schreiber Dated: March 13, 2008

        For information regarding the Company's independent accountants, as well as fees paid for audit and non-audit services please refer to the section entitled "INDEPENDENT ACCOUNTANTS," below.

INDEPENDENT ACCOUNTANTS

        The firm of Deloitte & Touche LLP, served as independent public accountants for the Company and the Bank for 2007 and 2006, and is expected to continue in those capacities in 2008. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions from shareholders. In addition to audit services, Deloitte & Touche LLP performed non-audit professional services for and on behalf of the Company and its subsidiaries. All services rendered by Deloitte & Touche LLP were approved by the Audit Committee of the Company, which considered the possible effect of each such service on the independence of Deloitte & Touche LLP.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP for professional services rendered by Deloitte & Touche LLP for the audit of the Company's consolidated financial statements in the Form 10-K and review of the financial statements in the Form 10-Q's, including examinations of management's assertions as to the effectiveness of internal control over financial reporting and for services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements for the years ended December 31, 2007 and 2006 amounted to $694,000 and $630,000, respectively.

Tax Fees

        The aggregate fees billed for tax services (primarily tax consultation and compliance) rendered to the Company by Deloitte & Touche LLP's affiliate, Deloitte Tax LLP, amounted to $118,000 and $45,000 for 2007 and 2006, respectively.

All Other Fees

        In addition to the fees described above, the Company paid to Deloitte & Touche LLP no fees during 2007 and $8,000 during 2006. The 2006 fees related primarily to work performed in connection with the registration statement filing and successor 401(k) audit work performed during 2006.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally effective for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. Any exercise of such pre-approval authority by the Chairman is required to be reported to the Audit Committee at the committee's next scheduled meeting. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors, and the fees for the services performed to date. All services performed by Deloitte & Touche LLP, including audit, audit-related, tax and other services, were approved in advance in accordance with the Audit Committee's policy.

COMMUNICATIONS WITH THE BOARD AND
ANNUAL MEETING ATTENDANCE

        Individuals who wish to communicate with the Company's Board may do so by sending an e-mail to the Company's Board at bod@firstregional.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of Mr. Lawrence J. Sherman, Chairman of the Audit Committee. The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. At the Company's 2007 Annual Meeting of Shareholders, all of the directors of the Company attended.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on the Company's website at www.firstregional.com. A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of the Company's Corporate Secretary at 1801 Century Park East, Century City, California 90067.

SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2009 Annual Meeting must be received by the Company by December 30, 2008. Any such proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16 (a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission ("SEC") regulations, the Company's directors, certain officers, and greater than 10 percent shareholders are required to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file.

        Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and 10 percent shareholders were satisfied during 2007.

OTHER MATTERS

        The Proxy confers discretionary authority to vote on any matter if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its Proxy Materials for the prior year's Annual Meeting of Shareholders. The Company is mailing its Proxy Materials for the 2008 Annual Meeting on or about April 29, 2008 and, accordingly, discretionary authority will be conferred to the persons named in the Proxy for the Company's 2009 Annual Meeting to vote on any matter notice of which is not received until after March 15, 2009.

        The Company's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of the Company's Board of Directors on such matters, and discretionary authority to do so is included in the Proxy.

  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

  FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2008

        This proxy statement, the proxy card, and our annual report to shareholders for the fiscal year ended December 31, 2007, are available to you on our website at www.firstregional.com.

        MANAGEMENT OF THE COMPANY WILL SUPPLY WITHOUT COST, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS. SAID REQUEST SHOULD BE DIRECTED TO THOMAS E. McCULLOUGH, CORPORATE SECRETARY, FIRST REGIONAL BANCORP, 1801 CENTURY PARK EAST, 8TH FLOOR, CENTURY CITY, CALIFORNIA 90067.

First Regional Bancorp

Thomas E. McCullough, Corporate Secretary First Regional Bancorp

Dated: April 29, 2008

FIRST REGIONAL BANCORP
PROXY	2008 ANNUAL MEETING OF SHAREHOLDERS MAY 22, 2008	PROXY

           The undersigned shareholder of First Regional Bancorp (the "Company") hereby nominates, constitutes and appoints Jack A. Sweeney and Lawrence J. Sherman, and each of them, the attorney, agent, and proxy of the undersigned, with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2008 Annual Meeting of Shareholders of the Company to be held on Thursday, May 22, 2008, at 11:00 a.m. in the Board Room of First Regional Bank, 1801 Century Park East, Century City, California 90067, and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

Please mark your votes as indicated in this example ☒

1.	Election of Directors. Electing the following four (4) persons named below and in the Proxy Statement dated April 29, 2008, accompanying the Notice of said Meeting, to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified:	AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐

Jack A. Sweeney, H. Anthony Gartshore, Lawrence J. Sherman, Fred M. Edwards

(INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

If you execute and return a proxy that does not withhold authority to vote for the election of any nominee, your proxy will be deemed to grant such authority.

2.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.	AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐

PLEASE SIGN AND DATE THE OTHER SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND PROPOSAL 2. WITH RESPECT TO PROPOSALS 1 AND 2, THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. WITH RESPECT TO PROPOSAL 1, THE PROXY ALSO CONFERS AUTHORITY TO CAST VOTES IN SUCH A WAY AS TO EFFECT THE ELECTION OF ALL FOUR NOMINEES. IN ALL MATTERS OTHER THAN PROPOSAL 1, IF ANY, PROPERLY PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

             (Please date this Proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

             I do ☐                do not ☐        expect to attend the Meeting.

Dated:	, 2008

(Number of Shares)

(Please Print Your Name)

(Signature of Shareholder)

(Please Print Your Name)

(Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

QuickLinks

VOTING SECURITIES
SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1
ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION
ALL OTHER COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
COMMUNICATIONS WITH THE BOARD AND ANNUAL MEETING ATTENDANCE
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS